Amendment No. 5

SHIFTPIXY, INC.

$15,000,000 MINIMUM OFFERING AMOUNT (1,875,000) SHARES OF COMMON STOCK)

$50,000,000 MAXIMUM OFFERING AMOUNT (6,250,000) SHARES OF COMMON STOCK)

Explanatory Note

This Amendment to Form 1-A for the above registrant is being filed pursuant to Rule 252(f)(iii) as follows:

252(f) Amendments. (1)(i) Amendments to an offering statement must be signed and filed with the Commission in the same manner as the initial filing. Amendments to an offering statement must be filed under cover of Form 1-A and must be numbered consecutively in the order in which filed.

(iii) Amendments solely relating to Part III of Form 1-A must comply with the requirements of paragraph (f)(1)(i) of this section, except that such amendments may be limited to Part I of Form 1-A, an explanatory note, and all of the information required by Part III of Form 1-A.

Accordingly, we have filed all of Part I of Form 1-A and all of the information required by Part III of Form 1-A, as set forth below.

The filing is being made to file the previously inadvertently unfiled Exhibit 3.1 and an updated Exhibit 4.2 to conform to changes made pursuant to prior comments concerning Rule 15c2-4 as made in Amendment No. 4.

The date of this filing is November 22, 2016

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement
1.2	Revised Underwriting Agreement
1.3	Further Revised Underwriting Agreement
2.1	Articles of Incorporation
2.2	Bylaws
2.3	Amendment to Articles of Incorporation
2.4	Articles of Incorporation – SHCM
2.5	Bylaws – SHCM
3.1	Form of Underwriter Warrant*
3.2	Principal Shareholder Option
3.3	Shareholder Warrants
3.4	Amended Principal Shareholder Option
3.5	Further Amended Principal Shareholder Option
4.1	Subscription Agreement
4.2	Updated Subscription Agreement*
6.1	Form of Client Agreement
6.2	Consulting Agreement - Struxurety
6.3	Consulting Agreement - Holmes
6.4	Xccelerate Agreement Business Processing Outsource
6.5	Xccelerate Independent Sales Representative Agreement
6.6	Waiver of any Amounts Due Consulting Agreement – Struxurety
6.7	Waiver of any Amounts Due Consulting Agreement – Holmes
6.8	Agreement for HR software – Xccelerate PrismHR
6.9	Assignment of HR Software – Xccelerate ShiftPixy PrismHR
6.10	Kadima Agreement
6.11	Assignment of Kadima Agreement and other IP – Holmes
6.12	Assignment of Kadima Agreement and other IP – Absher
6.13	Letter Agreement between ShiftPixy, XccelerateHR and its Affiliates with Exhibit A
6.14	Code of Business Conduct and Ethics
8.1	Form of Escrow Agreement
8.2	Rule 15c2-4 Services Agreement
11.1	Consent of Pritchett, Siler & Hardy, P.C.
11.2	Consent of Williams Securities Law Firm, P.A. (included in Exhibit 12.1)
12.1	Opinion of Williams Securities Law Firm, P.A.
13.1	Previously Unfiled Test the Waters Materials as of Amendment 3

____________

* = Filed Herewith

No asterisk = previously filed

2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 22, 2016.

(Exact name of issuer as specified in its charter):	ShiftPixy, Inc.

By (Signature and Title):	/s/ Scott W. Absher
Chief Executive Officer (Principal Executive Officer).

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Scott W. Absher

(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	November 22, 2016

SIGNATURES OF DIRECTOR:

/s/ Scott W. Absher	November 22, 2016
Scott W. Absher, Chairman	Date

3